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                                                                   EXHIBIT 10.26


                           INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (this "AGREEMENT") dated as of December 11, 1998 is made between Naveen Jain ("MR. JAIN"), InfoSpace.com, Inc., a Delaware corporation (the "COMPANY") and all the current and future members of the Company's board of directors (excluding Mr. Jain) (the "BOARD"). Collectively, the Company and the members of the Board shall be referred to herein as the "INDEMNIFIED PARTIES".

                                    RECITAL

     To induce the Company's current and future directors to accept the position of, or to continue to serve as, directors of the Company, Mr. Jain has agreed to indemnify the Board and the Company against certain losses.

                                   AGREEMENT

1.   INDEMNIFICATION OF THE COMPANY AND THE BOARD

     (a) Mr. Jain agrees to hold harmless and indemnify the Company and the Board from and against all losses, liabilities, damages or expenses incurred by the Company or the Board that result from any obligation or liability arising out of or in connection with each of the following (collectively, the "LOSSES"):

          (i) the hiring or termination of any employee or consultant of the Company on or before September 30, 1998;

          (ii) any commercial contract of the Company entered into on or before September 30, 1998 (including but not limited to contracts with vendors, suppliers, content providers, affiliates, licensees and licensors); provided, however, that this Section shall not apply to any ordinary-course-of-business dispute arising out of any written commerical contract that was disclosed in the corporate records delivered to the Company's general outside counsel prior to September 30, 1998, unless such dispute relates to the oral modification or termination of such commercial contract;

          (iii) the issuance of the Company's common stock ("SHARES") or options to acquire Shares as the result of claims or potential claims not known to the Board prior to September 30, 1998,

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                except for such issuances involving, in the aggregate, 20,000 or fewer Shares;

          (iv) the issuance of Shares or options to acquire Shares as the result of claims or potential claims, known to the Board on September 30, 1998, to the extent any such issuance in the aggregate involves the issuance of more than 500,000 shares;

          (v) any act of fraud by Mr. Jain occurring on or before September 30, 1998; and

          (vi) any claim, or potential claim, known to Mr. Jain on the date of this Agreement and not disclosed to the Board on or prior to the date of this Agreement.

     (b) Notwithstanding the foregoing, the indemnification provided hereby shall be unavailable for any obligation or liability of the Company (other than any obligation or liability set forth in Section 1(a)(iv) above) (i) that is specifically reflected or reserved against in the Company's financial statements for the fiscal years ended 1996, 1997 and the nine-month period ended September 30, 1998, or (ii) that was disclosed in the corporate records delivered to the Company's general outside counsel prior to September 30, 1998.

2.   LIMITATIONS

     (a) Claims for indemnification made under this Agreement may be made only during the period from the date hereof until five years after the date hereof.

     (b) No indemnified party shall be entitled to receive any indemnification payment with respect to claims for indemnification made under Section 1, until aggregate Losses that all indemnified parties would be otherwise entitled to receive as indemnification exceed $100,000 (the "THRESHOLD"); provided, however, that once such aggregate Losses exceed the Threshold, such party shall be entitled to receive indemnification payment for the aggregate Losses that they would be entitled to receive without regard to the Threshold.

     (c) The maximum aggregate amount that the indemnified parties shall be entitled to under Section 1 is the Escrow Fund (as defined below).

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3.   PROCEDURE

     (a) Any indemnified party hereto seeking indemnification hereunder shall notify Mr. Jain in writing reasonably promptly after the assertion against the indemnified party of any claim by a third party or a derivative claim (a "THIRD-PARTY CLAIM") in respect of which the indemnified party intends to base a claim for indemnification hereunder, but the failure or delay to so notify Mr. Jain shall not relieve himof any obligation or liability that hemay have to the indemnified party except to the extent that Mr. Jain demonstrates that his ability to defend or resolve such Third Party Claim is adversely affected thereby.

     (b) (i) Mr. Jain shall have the right, upon written notice given to the indemnified party within 30 days after receipt of the notice from the indemnified party of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at Mr. Jain's sole expense, in which case the provisions of Section 3(b)(ii) below shall govern. (ii) Mr. Jain shall select counsel reasonably acceptable to the indemnified party in connection with conducting the defense or handling of such Third Party Claim, and Mr. Jain shall defend or handle the same in consultation with the indemnified party, and shall keep the indemnified party timely apprised of the status of such Third Party Claim, and shall not, without the prior written consent of the indemnified party, directly or indirectly assume any position or take any action that would impose any obligation of any kind on or restrict the actions of the indemnified party. Mr. Jain shall not, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, agree to a settlement of any Third Party Claim that could directly or indirectly lead to liability or create any financial or other obligation on the part of the indemnified party for which the indemnified party is not entitled to indemnification hereunder. The indemnified party shall cooperate with Mr. Jain and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense. Notwithstanding the foregoing, in the event Mr. Jain fails to conduct the defense or handling of any Third Party Claim in good faith after having assumed such defense or handling, then the provisions of
Section 3(c)(ii) below shall govern.

     (c) (i) If Mr. Jain does not give written notice to the indemnified party, within 30 days after receipt of the notice from the indemnified party of any Third Party Claim, of Mr. Jain's election to assume the defense or handling of such Third Party Claim, the provisions of Section 3(c)(ii) below shall govern. (ii) The indemnified party may select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate, provided, however, that the indemnified

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party shall keep Mr. Jain timely apprised of the status of such Third Party
Claim. If the indemnified party defends or handles such Third Party Claim, Mr. Jain shall cooperate with the indemnified party and shall be entitled to participate in the defense or handling of such Third Party Claim with his own counsel and at his own expense. If the indemnified party is not the prevailing party in such Third Party Claim, then Mr. Jain shall pay all reasonable fees and expenses of counsel incurred by the indemnified party in connection with the defense and handling of such Third Party Claim. In the event such Third Party Claim is settled by the indemnified party, Mr. Jain shall pay the fees and expenses of counsel incurred by the indemnified party but only if the amount of such settlement is over $50,000.

     (d) If the indemnified party intends to seek indemnification hereunder, other than for a Third Party Claim, then it shall notify Mr. Jain in writing within six months after its discovery of facts upon which it intends to base its Claim for indemnification hereunder, but the failure or delay so to notify Mr. Jain shall not relieve Mr. Jain of any obligation or liability that Mr. Jain may have to the indemnified party except to the extent that Mr. Jain demonstrates that Mr. Jain's ability to defend or resolve such Claim is adversely affected thereby.

4.   ESTABLISHMENT OF ESCROW FUND

     (a) On the date hereof, Mr. Jain shall deliver to the Escrow Agent certificates representing 1,000,000 shares of the Company's Common Stock (the "ESCROWED STOCK"), along with an assignment separate from such certificate properly endorsed for assignment in blank. The Escrowed Stock and all cash or proceeds obtained by the Escrow Agent hereunder (including, without limitation, proceeds from the sale of the Escrowed Stock by the Escrow Agent or Mr. Jain under Section 4(c) hereof) shall be referred to as the "ESCROW FUND".

     (b) Mr. Jain will have all rights to the Escrowed Stock, including, without limitation, the right to vote the Escrowed Stock and the right to receive cash dividends in respect of the Escrowed Stock; provided, however, that, until this Agreement is terminated pursuant to Section 8, the Escrow Agent shall have (i) the right to possess the Escrowed Stock and (ii) the right to receive securities or other property in exchange therefor or in respect thereof or dividends (other than cash dividends) or other distributions thereon or with respect thereto.

     (c) Mr. Jain will have the right to sell the Escrowed Stock, provided that all the proceeds of such sale remain part of the Escrow Fund and available for payment to an indemnified party pursuant to Section 6 until this Agreement is terminated pursuant to Section 8. Any such sale shall be made only through a brokers' transaction on the open market for cash consideration. Mr. Jain shall be entitled to invest the proceeds of such sale in a manner consistent with the Company's

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investment policy as established by the Board, and to the extent that the face amount of such investment plus accrued interest exceeds the consideration received for the Escrowed Stock sold by Mr. Jain, such excess funds may be withdrawn by Mr. Jain.

5.   CLAIMS ON ESCROW FUND

     (a) If the indemnified party shall incur Losses, it shall within ten days of learning of facts giving rise to the claim for Losses deliver to the Escrow Agent and Mr. Jain a certificate (a "CLAIM CERTIFICATE") signed by a member of the Board or an officer of the Company stating that one or more members of the Board and/or Company has incurred the Losses specified in such Claim Certificate and setting forth in reasonable detail the facts giving rise to the claim and the basis for the claim.

     (b) Mr. Jain shall have 20 business days after delivery to the Escrow Agent of any Claim Certificate to give to the Escrow Agent and the Board or the Company, as the case may be, written notice of a dispute ("DISPUTE NOTICE") with respect to such Claim Certificate setting forth in reasonable detail the nature of the dispute.

     (c) If at the end of the 20-day period described in Section 5(b) the Escrow Agent shall not have received a Dispute Notice with respect to any Claim Certificate, such Claim Certificate shall constitute full authority to the Escrow Agent to proceed to pay pursuant to the provisions of Section 6 the Losses specified in such Claim Certificate; provided, however, that, if the Escrow Agent shall have received a Dispute Notice, the Escrow Agent shall not pay any part of the Escrow Fund to the indemnified party until notified of the resolution of the dispute pursuant to the provisions of Section 8.

6.   PAYMENT OF CLAIMS

     The Escrow Agent shall pay a Claim Certificate in cash or by selling such number of shares of the Escrowed Stock (or any proceeds or investment resulting from the sale of Escrowed Stock under Section 4(c) hereof) that shall have a value equal to the amount stated in the Claim Certificate. In the event that the Claim Certificate states a claim payable in the Company's Common Stock, the Escrow Agent shall pay such claim by transferring, delivering and assigning to the Board or the Company, as the case may be, such number of shares of the Escrowed Stock stated in the Claim Certificate.

7.   DISPUTE RESOLUTION

     Any dispute with respect to any Claim Certificate or any other provision of this Agreement shall be resolved as follows:

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     (a)  The disputing parties shall first attempt to settle the dispute. Any settlement shall be reflected in writing and delivered to the Escrow Agent. The Escrow Agent shall act according to such written settlement agreement.

     (b) If within 30 days of when the Dispute Notice was delivered to the Escrow Agent the disputing parties have not arrived at a settlement agreement, the dispute shall be submitted to arbitration as follows:

          (i) the Board shall select one arbitrator, Mr. Jain shall select one arbitrator and the Board and Mr. Jain together shall select a third arbitrator;

          (ii) The arbitration shall then be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association;

          (iii) Judgment may be rendered upon the award determined by the arbitrators in any court having jurisdiction thereof;

          (iv) Should an injunction be sought, the amount of any bond required shall not exceed $500; and

          (v) Within ten days of receiving notice of an arbitration award, unless restrained by court order, the Escrow Agent shall act according to the mandate of such arbitration award.

8.   TERMINATION

     (a) The escrow provided for herein shall terminate five years after the date hereof (the "TERMINATION DATE")

     (b) Notwithstanding the provisions of (a) and (c) of this Section 8, if the Board or the Company shall in good faith, prior to the Termination Date, have filed with the Escrow Agent and Mr. Jain a certificate signed by a member of the Board (on behalf of the entire Board) to the effect that an item of Losses (the maximum amount of which shall be specified in good faith in such certificate) has been incurred by or asserted against the Board or the Company, in respect of the settlement or discharge of which the Board or the Company would be entitled to receive a payment under this Agreement, and that the existence or the amount of such Losses remains undetermined, then the Escrow Agent shall withhold from distribution that would otherwise be made pursuant to
Section 8(c) a number of shares of Escrowed Stock that shall have a value equal to the maximum amount of such item of Losses as set forth in such certificate, and shall distribute the remainder of the Escrow Fund deliverable under Section 8(c) to Mr. Jain.

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     (c)  Upon the termination of the escrow as aforesaid, the Escrow Agent shall disburse and Mr. Jain shall be entitled to receive that portion of the Escrow Fund as to which the escrow shall have so terminated. Any delivery of shares of Escrowed Stock pursuant to this Section 8(c) shall be of full shares, and the Escrow Agent shall sell the number of shares of Escrowed Stock that shall equal the aggregate of all fractions to which Mr. Jain would otherwise be entitled. Promptly after the resolution of any item of Losses that was asserted but not resolved by the Termination Date, the Escrow Agent shall deliver to the Board or the Company, as the case may be, such portion of the Escrow Fund to which it is entitled and shall deliver the balance of the Escrow Fund to Mr. Jain.

9.   NOTICES

     Unless written designation of a different address is filed with each of the other parties hereto, all notices required to be given under this Agreement shall be deemed to have been properly given if mailed by registered mail, addressed as follows:

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     the Board or the Company:

          Mr. John E. Cunningham IV
          c/o Perkins Coie LLP
          1201 Third Avenue, 40th Floor
          Seattle, WA  98101-3099
          Fax: (206) 583-8500
          Attention: Stephen Graham

     with a copy to:

          Perkins Coie LLP
          1201 Third Ave., 40th Floor
          Seattle, WA 98101-3099
          Fax:  (206) 583-8500
          Attention:  Stephen Graham


     Naveen Jain:

          InfoSpace.com, Inc.
          15375 N.E. 90th Street
          Redmond, WA  98052
          Fax:  (425) 882-0988

     with a copy to:

          Bruce Robertson
          Garvey, Schubert & Barer
          1191 Second Avenue
          Seattle, WA  98101
          (206) 464-0125


10.  DUTIES AND LIABILITY OF ESCROW AGENT

     The Escrow Agent may act on any instrument or other writing believed by the Escrow Agent to be genuine and to be signed or presented by the proper person and

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shall not be liable in connection with the performance by the Escrow Agent of its duties pursuant to the provisions of this Agreement, except for its own willful default or gross negligence. The Escrow Agent shall be, and hereby is, jointly and severally indemnified and saved harmless, by the parties hereto, from all losses, costs and expenses that may be incurred by it as a result of its involvement in any litigation arising from performance of its duties hereunder, provided that such litigation shall not result from any action taken or omitted by the Escrow Agent and for which it shall have been adjudged negligent.

11.  SUCCESSORS

     This Agreement and all action taken hereunder in accordance with its terms shall be binding on and inure to the benefit of the Board, the Company and the Escrow Agent and their respective successors and assigns, and Mr. Jain and their respective successors, assigns, heirs, executors, administrators and legal representatives.

12.  SUBSTITUTION OF ESCROW AGENT

     The Escrow Agent, or any successor to it hereafter appointed, may at any time resign by giving notice in writing to the Board, the Company and Mr. Jain and shall be discharged of its duties hereunder upon the appointment of a successor Escrow Agent as hereinafter provided. In the event of any such resignation, a successor Escrow Agent, who shall be a shall be appointed by the Board. Any such successor Escrow Agent shall deliver to the Board, the Company and Mr. Jain a written instrument accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder.

13.  APPOINTMENT OF ESCROW AGENT

     The Board, the Company and Mr. Jain hereby appoint the Company as the Escrow Agent to serve in accordance with the terms of this Agreement for the period beginning on the date hereof and ending six months from the date hereof, during which period the Company, the Board and Mr. Jain shall conduct a good faith search to find a successor Escrow Agent that is mutually agreeable to all the parties. The Company hereby agrees to act as Escrow Agent under this Agreement.

14.  FEE OF ESCROW AGENT

     The Company shall pay the fees of the Escrow Agent serving under this Agreement, if any.

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15.  ENTIRE AGREEMENT

     This Agreement is the entire agreement of the parties regarding its subject matter and supersedes all prior written or oral communications or agreements.

16.  SEVERABILITY

     The provisions of this Agreement shall be severable. If this Agreement or any portion shall be invalidated on any ground by any court of competent jurisdiction, then the remainder of this Agreement shall not be affected thereby and shall be given full force and effect and remain binding upon the parties.

17.  GOVERNING LAW

     This Agreement and the rights and obligations of the parties shall be governed by and construed in accordance with the laws of the state of Washington, without giving effect to principles of conflicts of law.

18.  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

19.  AMENDMENTS; WAIVERS; ADDITION OF NEW BOARD MEMBERS

     (a) Neither this Agreement nor any provision may be amended except by written agreement signed by the parties. No waiver of any breach or default shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default.

     (b) Notwithstanding the foregoing, this Agreement shall be deemed automatically amended to include as a party and a member of the Board each additional director elected or appointed to the Company's board of directors.

20.  SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon Mr. Jain and his successors and assigns, and inure to the benefit of the Board and the Company and their heirs, legal representatives and assigns.

                           (Signature page follows)

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                             INFOSPACE.COM, INC.

                             /s/ John Cunningham
                             ____________________________________
                             By:
                             Title:

                             NAVEEN JAIN

                             /s/ Naveen Jain
                             ____________________________________


                             THE BOARD:

                             PETER CURRIE

                             /s/ Peter Currie
                             ____________________________________


                             GARY LIST

                             /s/ Gary List
                             ____________________________________


                             CARL STORK

                             /s/ Carl Stork
                             ____________________________________



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                             JOHN E. CUNNINGHAM, IV.

                             /s/ John Cunningham
                             ____________________________________


                             BERNEE D. L. STROM

                             /s/ Bernee Strom
                             ____________________________________


                             RUFUS W. LUMRY

                             /s/ Rufus Lumry
                             ____________________________________


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